SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
CENTRA FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
Kevin D. Lemley
(Name of Person(s) Filing Proxy Statement)
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☑ No fee required.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on May 22, 2008, for Centra Financial Holdings, Inc.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/centra. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2008 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 12, 2008.

View Proxy Materials and Annual Report Online at
www.proxydocs.com/centra
A convenient way to view proxy materials and VOTE!

Material may be requested by one of the following methods:

INTERNET www.investorelections.com/centra	TELEPHONE (866) 648-8133	*E-MAIL paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.
*	If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

To view your proxy materials online, go to www.proxydocs.com/centra. Have the 12 digit control number available when you access the website and follow the instructions.

ACCOUNT NO.	# SHARES

CENTRA FINANCIAL HOLDINGS, INC.

Date:	Thursday, May 22, 2008
Time:	8:00 A.M. (Eastern Time)
Place:	Operations and Training Center of Centra Bank, 3040 University Avenue, Suite 250, Morgantown, West Virginia, 26505
The purpose of the Annual Meeting is to take action on the following proposals:
Proposal One — To elect four directors to serve three-year terms;
Proposal Two — To ratify the Board of Directors’ selection of Ernst & Young LLP as Centra’s independent registered public accounting firm for 2008;
Proposal Three — To act upon a proposal to approve the Centra Bank, Inc. 2008 Executive Incentive Bonus Plan for executive officers of Centra Bank, Inc.; and
Proposal Four — To transact such other business as may properly come before the meeting or any adjournments thereof
The Board of Directors recommends that you vote FOR the listed propositions.
Should you require directions to the annual meeting, please call (304) 598-2000
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a share holder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.